                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN
                           AFFILIATED NETWORKS, INC.

                  1. PURPOSE. The purpose of the Affiliated Networks, Inc. 1997 Stock Option Plan, as amended and restated effective as of November 1, 1998, is to promote the interest of Affiliated Networks, Inc. (the "Company"), and its Subsidiaries and shareholders by permitting the Company to award to selected groups of employees, directors or consultants of the Company and its Subsidiaries options to purchase shares of the common stock of the Company, the award to be based upon relative profit contribution achieved during the fiscal year preceding such award. The Plan will serve as a direct incentive to each member of the participating groups to increase the profitability of the Company and its Subsidiaries.

                  2. DEFINITIONS. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

                  (a) "AGREEMENT" - a stock option award agreement or letter evidencing an Option.

                  (b) "BOARD" - the Board of Directors of the Company.

                  (c) "CODE" - the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

                  (d) "COMMITTEE" - the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

                  (e) "COMPANY" - Affiliated Networks, Inc., a Florida corporation, or any successor entity.

                  (f) "FAIR MARKET VALUE" of a share of Stock as of a given date shall be: (i) the mean of the highest and lowest reported sale prices for a share of Stock, on the principal exchange on which the Stock is then listed or admitted to trading, for such date, or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; (ii) if the Stock is not then listed or admitted to trading on a stock exchange, the mean of the closing representative bid and asked prices for the Stock on such date as reported by Nasdaq National Market (or any successor or similar quotation system regularly reporting the market value of the Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event




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each of the methods provided for in clauses (i) and (ii) above shall not be practicable, the fair market value determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; PROVIDED, HOWEVER, that for purposes of paragraphs (a) and (g) of Section 6, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

                  (g) "ISO" or "INCENTIVE STOCK OPTION" - an option to purchase Stock granted to an Optionee under the Plan in accordance with the terms and conditions set forth in Section 6 and which conforms to the applicable provisions of Section 422 of the Code.

                  (h) "NOTICE" - written notice actually received by the Company at its executive offices on the day of such receipt, if received on or before 1:30 p.m., on a day when the Company's executive offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company's Chief Financial Officer or sent by facsimile to the Company, or sent by certified or registered mail or overnight courier, prepaid, addressed to the Company at The Coconut Grove Bank Building, 2701 South Bayshore Drive, Suite 403, Coconut Grove, Florida 33133, Attention: Chief Financial Officer.

                  (i) "OPTION" - an option to purchase Stock granted to an Optionee under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either ISOs or stock options other than ISOs.

                  (j) "OPTIONEE"- an individual who is eligible, pursuant to
Section 5, and who has been selected, pursuant to Section 3(c), to participate in the Plan, and who has been granted an Option under the Plan in accordance with the terms and conditions set forth in Section 6.

                  (k) "PLAN" - this Affiliated Networks, Inc. 1997 Stock Option Plan, as amended and restated effective November 1, 1998.

                  (l) "SECURITIES ACT" - the Securities Act of 1933, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

                  (m) "STOCK" - the $0.01 par value common stock of the Company.

                  (n) "SUBSIDIARY" shall mean (i) any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code and (ii) for purposes of Options which are not ISOs, any partnership, limited liability company or unincorporated entity in which the Company presently or in the future owns, directly or indirectly, an aggregate profits interest or capital interest of fifty percent (50%) or more, which the Committee in its discretion determines will be a "Subsidiary" for purposes of the Plan.

                  3. ADMINISTRATION OF THE PLAN. (a) The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from



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time to time exercise any and all rights, duties and responsibilities of the
Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to matters which under any applicable law, regulation or rule, are required to be determined in the sole discretion of the Committee.

                  (b) The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than three (3) members of the Board. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

                  (c) The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or paragraph (a) of this Section 3, and in addition to the powers otherwise expressly designated to the Committee in the Plan, the Committee shall have the exclusive right and discretionary authority to: interpret the Plan and the Agreements; construe any ambiguous provision of the Plan and/or the Agreements; determine and specify (A) the classes or groups of eligible employees, directors and consultants to whom Options shall be granted under the Plan, which may be based upon information furnished to the Committee by the Company's management, (B) any minimum profit performance of the Company or a Subsidiary necessary to qualify individual members of such classes or groups to receive Options, (C) the formula by which the number of shares of Stock to be included in each Option shall be determined (such formula shall take into account profit performance of the Company for the year prior to the grant in the case of both operating personnel and management and staff personnel), (D) the periods for which Options will be outstanding, and (E) the time or times, not more than once each calendar year, as to any group or class, at which Options may be granted under the Plan; decide all questions concerning eligibility for and the amount of Options granted under the Plan; determine whether an Option shall take the form of an ISO or Option other than an ISO; establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan; to the extent permitted under the Plan and the applicable Agreement, grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Option; to the extent permitted under the applicable Agreement, permit the transfer of an Option or the exercise of an Option by one other than the Optionee who received the grant of such Option (other than any such a transfer or exercise which would cause any ISO to fail to qualify as an "incentive stock option" under Section 422 of the Code); correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Option; to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Option and/or adjust the number and/or class of shares of Stock subject to any outstanding Option; in accordance with the terms of the Plan, establish and administer any terms, conditions, performance goals, performance targets, restrictions, limitations and other provisions of any Options; at any time and from time to time after the granting of an Option, specify such additional terms, conditions and restrictions with respect to any such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including, but not limited to, terms, restrictions and conditions for




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compliance with applicable securities laws, regarding an Optionee's exercise of
Options by tendering shares of Stock or under a "cashless exercise" program established by the Committee, and methods of withholding or providing for the payment of required taxes; adopt such procedures and subplans and grant Options on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are foreign nationals or employed outside of the United States, or otherwise to conform to applicable requirements or practices of jurisdictions outside of the United States; and take any and all such other actions it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement.

                  (d) Each Option shall be evidenced by an Agreement, which shall be executed by the Company and the Optionee to whom such Option has been granted, unless the Agreement provides otherwise; HOWEVER, two or more Options to a single Optionee may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Option; HOWEVER, no person shall have any rights under any Option unless and until the Optionee to whom the Option shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Option, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Option. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; PROVIDED that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

                  (e) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee.

                  (f) The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys or consultants, accountants, appraisers, brokers or other persons as it deems necessary or appropriate. In accordance with Section 12, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or such other persons.

                  (g) In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

                  (h) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its




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responsibilities and powers under this Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; PROVIDED, HOWEVER, the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this paragraph (h) of Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

                  4. SHARES OF STOCK SUBJECT TO THE PLAN. (a) The shares of stock subject to Options granted under the Plan shall be shares of Stock. Such shares of Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. The total number of shares of Stock that may be delivered pursuant to Options granted under the Plan is 2,000,000.

                  (b) Notwithstanding any of the foregoing limitations set forth in this Section 4, the numbers of shares of Stock specified in this
Section 4 shall be adjusted as provided in Section 10.

                  (c) Any shares of Stock subject to an Option which for any reason expires or is terminated without having been fully exercised may again be granted pursuant to an Option under the Plan, subject to the limitations of this Section 4.

                  (d) Any shares of Stock delivered under the Plan in assumption or substitution of outstanding stock options, or obligations to grant future stock options, under plans or arrangements of an entity other than the Company or a Subsidiary in connection with the Company or a Subsidiary acquiring such another entity, or an interest in such an entity, or a transaction otherwise described in Section 6(i), shall not reduce the maximum number of shares of Stock available for delivery under the Plan.

                  5. ELIGIBILITY. Executive and other employees, including officers, of the Company and the Subsidiaries, directors (whether or not also employees) of the Company or any Subsidiary; and consultants to the Company and the Subsidiaries, shall be eligible to become Optionees and receive Options in accordance with the terms and conditions of the Plan.

                  6. TERMS AND CONDITIONS OF STOCK OPTIONS. All Options granted under the Plan shall be either ISOs or Options other than ISOs, as stated in the applicable Agreement or a resolution of the Committee applicable to such Options. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement. Options need not be uniform as to all grants and recipients thereof.

                  (a) The option exercise price per share of shares of Stock subject to each Option shall be determined by the Committee and stated in the Agreement; PROVIDED, HOWEVER, that, subject to paragraphs
         (g)(C) and/or (i) of this Section 6, if applicable, such




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         price applicable to any ISO shall not be less than the greater of (A)
         thirty three cents ($.33), (B) 100% of the Fair Market Value of a share of Stock at the time that the ISO is granted, and (C) 100% of the book value (as determined by the Committee in its good faith discretion) of a share of Stock at the time the ISO is granted.






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                  (b) Each Option shall be exercisable, in whole or in part, on or after the date such Option is granted, in accordance with the following chart:


                                                           Percentage Of Option
                     Dates First Exercisable                      Shares
                     -----------------------               --------------------
               Date of Grant                                        20%
               First Anniversary of Date of Grant                   20%
               Second Anniversary of Date of Grant                  20%
               Third Anniversary of Date of Grant                   20%
               Fourth Anniversary of Date of Grant                  20%

         unless the Committee, in its discretion, determines at the time any Option is granted and specifies in the Agreement, that the Option shall be exercisable at any other times or in any other installments, and/or pursuant to any other conditions, subject to Section 14. To the extent not exercised, exercisable installments of Options shall be exercisable, in whole or in part, in any subsequent period ending not later than five (5) years from the date such Option was granted, unless the Committee specifies another period, not in excess of ten
         (10) years from the date such Option was granted, in the Agreement, subject, in all events, to paragraph (g)(C) of this Section 6 and the other terms and conditions of the Plan and the Agreement.

                  (c) An Option shall not be exercisable with respect to a fractional share of Stock or the lesser of fifty (50) shares or the full number of shares of Stock then subject to the Option. No fractional shares of Stock shall be issued upon the exercise of an Option.

                  (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Stock to be purchased, which shall be accompanied by payment in full including applicable taxes, if any, in accordance with Section 9. Payment shall be made:

                           (i) in United States dollars by personal check, bank
                  draft, money order or wire transfer;

                           (ii) if permitted by applicable law, by tendering to
                  the Company shares of Stock, duly endorsed for transfer to the Company, already owned by the person exercising the Option (or by such person and his or her spouse jointly) for at least six (6) months prior to the tender thereof and not used for another such exercise during such six (6) month period, and having a Fair Market Value on the date on which the Option is exercised equal to the cash exercise price of the shares purchased under such Option;

                           (iii) in accordance with any "cashless exercise"
                  program established by the Committee; or

                           (iv) by any combination of the consideration
                  provided in the foregoing clauses (i), (ii) and (iii);




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         or in any other manner permitted by applicable law and prescribed by the Committee, in its discretion, and set forth in the Agreement.

                  (e) No Optionee or other person shall become the beneficial owner of any shares of Stock subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such shares until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement.

                  (f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was an employee, director or consultant of the Company, a Subsidiary or of another corporation referred to in Section 422(a)(2) of the Code; PROVIDED,
         HOWEVER:

                           (i) a former employee of the Company, a Subsidiary
                  or such other corporation may exercise his or her Option within the period of thirty (30) days immediately following involuntary termination of such employment without "cause" or termination of such employment due to retirement under the Retirement Plan of the Company (all as determined by the Committee, in its discretion), or the stated period of the Option, if shorter, to the extent such Option was exercisable, in accordance with paragraph (b) of this Section 6 or similar installment exercise provisions contained in the applicable Agreement, as of the date of such termination of employment;

                           (ii) if an employee dies while employed by the
                  Company, a Subsidiary or such other corporation, the deceased employee's unexercised Option may be exercised, in accordance with Section 11(b), in whole or in part, irrespective of satisfaction of the installment exercise provisions under paragraph (b) of this Section 6, or similar installment exercise provisions contained in the applicable Agreement, within the period of twelve (12) months following his or her death, or nine (9) months after the date of qualification of the executor or administrator of the deceased Optionee's estate, if later, but, in any case, not later than expiration of the stated period of the Option; and

                           (iii) if a former employee dies during the thirty
                  (30)-day period immediately following termination of his or her employment within which such deceased employee's Option is exercisable pursuant to clause (i) above of this Section 6(f), such Option, to the extent not previously exercised, may be exercised, in accordance with Section 11(b), in whole or in part, to the extent such Option was exercisable in accordance with such clause (i) above as of the date of such former employee's death, within the period of twelve (12) months following his or her death, or nine (9) months after the date of qualification of the executor or administrator of the deceased Optionee's estate, if later, but, in any case, not later than expiration of the stated period of the Option.





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         Notwithstanding the foregoing, the Committee may determine in its discretion that an Option may be otherwise exercised prior to expiration of such Option following termination of such continuous employment, directorship or consultancy, whether or not exercisable at such time, to the extent provided in the applicable Agreement.

                  (g) (A) No ISO shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Company or any of its Subsidiaries on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under
         Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

                           (B) Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan or any other "incentive stock option" plans of the Company and any Subsidiary, are exercisable for the first time by any Optionee during any calendar year with respect to Stock having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Stock is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

                           (C) No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary. This restriction does not apply if at the time such ISO is granted the Option exercise price per share of Stock subject to the Option is not less than the greater of (A) one dollar ten cents ($1.10), (B) 110% of the Fair Market Value of a share of Stock on the date such ISO is granted, and (C) 110% of the book value of a share of Stock (as determined by the Committee in its good faith discretion) on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five (5) years from such date of grant.

                  (h) An Option and any shares of Stock received upon the exercise of an Option shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and which are specified in the Agreement and may be referred to on the certificates evidencing such shares of Stock. The Committee may require an Optionee to give prompt Notice to the Company concerning any disposition of shares of Stock received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Optionee or (ii) one (1) year from the transfer of such shares of Stock to such Optionee or (iii) such other period as the Committee may from time to time determine. The Committee may direct




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         that an Optionee with respect to an ISO undertake in the applicable
         Agreement to give such notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing shares of Stock acquired by exercise of an ISO refer to such requirement to give such notice.

                  (i) In the event that a transaction described in Section 424(a) of the Code involving the Company or a Subsidiary is consummated, such as the acquisition of property or stock from an unrelated corporation, individuals who become eligible to participate in the Plan in connection with such transaction, as determined by the Committee, may be granted Options in substitution for stock options granted by another corporation that is a party to such transaction. If such substitute Options are granted, the Committee, in its discretion and consistent with Section 424(a) of the Code, if applicable, and the terms of the Plan, though notwithstanding paragraph (a) of this
         Section 6, shall determine the option exercise price and other terms and conditions of such substitute Options.

                  7. TRANSFER, LEAVE OF ABSENCE. For purposes of the Plan, a transfer of an employee from the Company to a Subsidiary, whether or not incorporated, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of employment of the employee.

                  8. RIGHTS OF EMPLOYEES AND OTHER PERSONS. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

                            (b) Nothing contained in the Plan or in any
Agreement shall be deemed to (i) give any employee or director the right to be retained in the service of the Company or the Subsidiaries nor restrict in any way the right of the Company or any Subsidiary to terminate any employee's employment or any director's directorship at any time with or without cause or
(ii) confer on any consultant any right of continued relationship with the Company or the Subsidiaries, or alter any relationship between them, including any right of the Company or a Subsidiary to terminate its relationship with such consultant.

                            (c) The adoption of the Plan shall not be deemed to
give any employee of the Company or any Subsidiary or any other person any right to be selected to participate in the Plan or to be granted an Option.

                            (d) Nothing contained in the Plan or in any
Agreement shall be deemed to give any employee the right to receive any bonus, whether payable in cash or in Stock, or in any combination thereof, from the Company or any Subsidiary, nor be construed as limiting in any way the right of the Company or any Subsidiary to determine, in its sole discretion, whether or not it shall pay any employee bonuses, and, if so paid, the amount thereof and the manner of such payment.





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

                  9. TAX WITHHOLDING OBLIGATIONS. (a) The Company and/or any Subsidiary are authorized to take whatever actions are necessary and proper to satisfy all obligations of Optionees (including, for purposes of this Section 9, any other person entitled to exercise an Option pursuant to the Plan or an Agreement) for the payment of all Federal, state, local and foreign taxes in connection with any Options (including, but not limited to, actions pursuant to the following paragraph (b) of this Section 9).

                            (b) Each Optionee shall (and in no event shall
Stock be delivered to such Optionee with respect to an Option until), no later than the date as of which the value of the Option first becomes includible in the gross income of the Optionee for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Stock subject to such Option, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee. Notwithstanding the above, the Committee may, in its discretion and pursuant to procedures approved by the Committee, permit the Optionee to (i) elect withholding by the Company of Stock otherwise deliverable to such Optionee pursuant to such Option (PROVIDED, HOWEVER, that the amount of any Stock so withheld shall not exceed the minimum required withholding obligation taking into account the Optionee's effective tax rate and all applicable Federal, state, local and foreign taxes) and/or (ii) tender to the Company Stock owned by such Optionee (or by such Optionee and his or her spouse jointly) and acquired more than six (6) months prior to such tender in full or partial satisfaction of such tax obligations.

                  10. CHANGES IN CAPITAL. (a) Upon changes in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares of Stock, separation, or reorganization, or in the event of an extraordinary dividend, "spin-off," liquidation, other substantial distribution of assets of the Company or acquisition of property or stock or other change in capital of the Company, or the issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, the aggregate number, class and kind of shares of stock available under the Plan as to which Options may be granted and the number, class and kind of shares under each outstanding Option and/or the option price per share applicable to any such Options shall be appropriately adjusted by the Committee in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding Options.

                            (b) In the event of (i) a stock sale, merger,
consolidation, combination, reorganization or other transaction (other than through a public offering of common stock of the Company) resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the shareholders of the Company immediately prior to such transaction, (ii) the liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets or business of the Company (other than, in the case of either clause (i) or (ii) above, in connection with any employee benefit plan of the




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

Company or a Subsidiary), or (iii) a public offering of common stock of the Company pursuant to a registration statement declared effective under the Securities Act:

                           (1) In its discretion and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by a resolution adopted prior to the occurrence of such event, that any outstanding Option shall be accelerated and become immediately exercisable as to all or a portion of the shares of Stock covered thereby, notwithstanding anything to the contrary in the Plan or the Agreement.

                           (2) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by resolution adopted prior to the occurrence of such event, that any outstanding Option shall be adjusted by substituting for Stock subject to such Option stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction whether or not such stock or other securities are publicly traded, in which event the aggregate exercise price shall remain the same and the amount of shares or other securities subject to the Option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Optionee if the Option had been exercised in full (or with respect to a portion of such Option, as determined by the Committee, in its discretion) prior to such transaction or expiration date and the Optionee exchanged all of such shares in the transaction.

                           (3) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Option or by resolution adopted prior to the occurrence of such event, any outstanding Option shall, in each case, be converted into a right to receive cash following the closing date or expiration date of the transaction in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Stock, or, if higher, the highest Fair Market Value of the Stock during the 30 consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per share exercise price of such Option, multiplied by the number of shares of Stock subject to such Option, or a portion thereof.

                           (4) The Committee may, in its discretion, provide that an Option cannot be exercised after such an event, to the extent that such Option becomes subject to any acceleration, adjustment or conversion in accordance with the foregoing paragraphs (1), (2) or (3) of this subsection 10(b).

No Optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares of Stock available to such Optionee. Any actions or determinations of the Committee under this Subsection 10(b) need not be uniform as to all outstanding Options, nor treat all Optionees identically. Notwithstanding the foregoing



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

adjustments, in no event may any Option be exercised after ten (10) years from the date it was originally granted, and any changes to ISOs pursuant to this
Section 10 shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

                  11. MISCELLANEOUS PROVISIONS. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock or the payment of cash upon exercise or payment of any Option. Proceeds from the sale of shares of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

                            (b) Except as otherwise provided in this paragraph
(b) of Section 11 or by the Committee, an Option by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by him or her. At the Committee's discretion, an Agreement may permit the exercise of an Optionee's Option (or any portion thereof) after his or her death by the beneficiary most recently named by such Optionee in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, as designated by the Optionee by will or by the laws of descent and distribution. In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee, or such an Optionee's beneficiary, or the transferee of an Option, in any such case pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Stock thereunder unless and until the Committee is satisfied that the person or persons exercising such Option is the duly appointed legal representative of the deceased Optionee's estate or the proper legatees or distributees thereof or the named beneficiary of such Optionee, or the valid transferee of such Option, as applicable.

                            (c) If at any time the Committee shall determine,
in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, no Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

                            (d) The Committee may require each person receiving
Stock in connection with any Option under the Plan to represent and agree with the Company in writing that such person is acquiring the shares of Stock for investment without a view to the distribution thereof. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. Any such restrictions shall be set forth in the applicable Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

                            (e) The Committee may, in its discretion, extend
one or more loans to Optionees who are key employees of the Company or a Subsidiary in connection with the exercise or receipt of an Option granted to any such employees. The terms and conditions of any such loan shall be set by the Committee.

                            (f) By accepting any benefit under the Plan, each
Optionee and each person claiming under or through such Optionee shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

                            (g) Neither the adoption of the Plan nor anything
contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or consultants or directors, or grant or assume options or other rights otherwise than under the Plan.

                            (h) The Plan shall be governed by and construed in
accordance with the laws of the State of Florida, except as superseded by applicable Federal law.

                            (i) The words "Section" and "paragraph" shall refer
to provisions of the Plan, unless expressly indicated otherwise.

                            (j) Notwithstanding any other provision of the Plan
to the contrary, no provision of the Plan (including, without limitation, Section 10) shall be applied to give any Optionee to whom the Company granted an ISO prior to November 1, 1998, under the terms and conditions of the Plan as in effect at the time of such grant, any additional benefits under such ISO which would result in a "modification" of such ISO within the meaning of
Section 424 of the Code.

                  12. LIMITS OF LIABILITY. (a) Any liability of the Company or a Subsidiary to any Optionee with respect to any Option shall be based solely upon contractual obligations created by the Plan and the Agreement.

                  (b) Neither the Company nor a Subsidiary nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

                  13. AMENDMENTS AND TERMINATION. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan; PROVIDED, HOWEVER, no such amendment, alteration, suspension, or termination shall be made which would impair the previously accrued rights of any holder of an Option theretofore granted without his or her written consent or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) any requirements under the Code relating to ISOs or (ii) any applicable law, regulation or rule), would:

                  (a) except as is provided in Section 10, increase the maximum number of shares of Stock which may be sold or awarded under the Plan;

                  (b) except as is provided in Section 10, decrease the minimum option exercise price requirements of Section 6(a);

                  (c) change the class of persons eligible to receive Options under the Plan; or

                  (d) extend the duration of the Plan or the period during which Options may be exercised under Section 6(b).

                  The Committee may amend the terms of any Option theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall impair the previously accrued rights of any Optionee without his or her written consent.

                  14. DURATION. Following the adoption of the Plan by the Board, the Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Stock which is present and voted at a meeting, or by written consent in lieu of a meeting, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. The Plan shall terminate upon the earliest to occur of:

                  (a) the effective date of a resolution adopted by the Board terminating the Plan;

                  (b) the date all shares of Stock subject to the Plan are delivered pursuant to the Plan's provisions;

                  (c) ten (10) years from the date the Plan is approved by the Company's shareholders; or

                  (d) December 1, 2006.

No Option may be granted under the Plan after the earliest to occur of the events or dates described in the foregoing paragraphs (a) through (c) of this
Section 14; HOWEVER, Options theretofore granted may extend beyond such date.

                  No such termination of the Plan shall affect the previously accrued rights of any Optionee hereunder and all Options previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or the Agreement.